                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-16641, No. 333-16639 and No. 333-58805) pertaining to the SCP
Pool Corporation Non-Employee Directors Equity Incentive Plan, the SCP Pool Corporation 1995 Stock Option Plan, and the SCP Pool Corporation Employee Stock Purchase Plan of our report dated February 19, 1999 (except for the fourth paragraph of Note 3, as to which the date is March 25, 1999), with respect to the consolidated financial statements of SCP Pool Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                 /S/ ERNST & YOUNG LLP
                                                 ---------------------
                                                 Ernst & Young LLP


New Orleans, Louisiana
March 30, 1999